Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of NetSpeak Corporation on Form S-1 of our report dated January 24, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
February 20, 1997